Exhibit 3.11

ARTICLES OF INCORPORATION OF SAND CREEK CATTLE COMPANY	444071

These Articles of Incorporation are signed and verified this 22nd day of July, 1981 for delivery in duplicate to the Secretary of State of Colorado, for the purpose of forming a corporation under the Colorado Corporation Code.

I. NAME

1.1. Name. The name of the corporation is Sand Creek Cattle Company.

II. DURATION

2.1. Duration. The period of duration of the corporation shall be perpetual.

III. PURPOSES AND POWERS

3.1. Purposes. The purposes for which the corporation is organized are as follows:

(a) To engage in the business of ranching and farming and the buying, raising, breeding, feeding and selling of livestock.

(b) To acquire, hold, own, improve, develop, sell and lease real property and interests therein, wherever located, and personal property in connection therewith, and

(c) To engage in the transaction of any lawful business and to pursue any lawful purposes for which a corporation may be organized under the laws of the State of Colorado.

3.2. Powers. This corporation shall have, enjoy and may exercise all of the rights, powers and privileges conferred upon corporations organized under the laws of the State of Colorado, whether now or hereafter in effect, and whether or not herein specifically mentioned.

3.3. Purposes and Powers Not Limited. The enumeration of purposes and powers herein shall not limit or restrict powers which may now or hereafter be allowed or permitted by law and each purpose and power specified herein shall be independent and shall not be restricted by reference to or inference from the terms of any other purpose or power.

IV. SHARES AND SHAREHOLDERS’ RIGHTS

4.1. Capital Stock. The total number of shares which the corporation shall have authority to issue is 50,000 shares, which shall consist of one class only, designated “common stock”. Each of such shares shall have a par value of $1.00.

4.2. No Preemptive Rights. Shareholders shall not have preemptive rights to acquire additional or treasury shares of the corporation or securities convertible into shares or carrying stock purchase warrants or privileges, or stock rights or options.

4.3. No Cumulative Voting. Cumulative voting shall not be permitted in the election of directors.

4.4. No Two-Thirds Vote Requirements. Shareholders may take any action by vote or concurrence of a majority of the outstanding shares of the corporation or any kinds or series thereof entitled to vote on any subject matter which, except for this provision, would require a two-thirds vote under the Colorado Corporation Code as amended.

4.5. Restrictions on Stock Transfers – Shareholders Agreements. The Corporation shall have the right to impose restrictions on the transfer of all, or any part of, its shares and may become a party to agreements entered into by any of its shareholders restricting transfer or encumbrance of any of its shares, or subjecting any of its shares to repurchase or release obligations.

V. BOARD OF DIRECTORS

5.1. Authority and Election of Directors. The business and affairs of the corporation shall be managed by a board of directors which shall be elected at an annual meeting of the shareholders, or at a special meeting called for that purpose.

5.2. Initial Board of Directors. The initial board of directors shall consist of the following three members, who shall serve until the first annual meeting of shareholders and until their successors be elected and qualified.

Director	Address

Philip J. Reilly	26137 La Paz Road Mission Viejo, California 92675

James G. Toepfer	6 Inverness Court East Englewood, Colorado 80112

Paul B. Pressman	6 Inverness Court East Englewood, Colorado 80112

5.3. Increase or Decrease in Directors. The number of directors may be increased or decreased from time to time by amendment to the bylaws of the corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

VI. REGISTERED OFFICE AND AGENT

6.1 Registered Office and Agent. The initial registered office of the corporation shall be 6 Inverness Court East, Englewood, Colorado 80112, and the initial registered agent at such address shall be Paul B. Pressman.

VII. INCORPORATOR

7.1. Incorporator. The name and address of the incorporator is:

Dennett L. Hutchinson	2600 Colorado National Bldg.
950 Seventeenth Street
Denver, Colorado 80202

VIII. INDEMNIFICATION OF DIRECTORS AND OTHERS

8.1. Certain Definitions. “Corporate Official” shall mean any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise. “Expenses” shall mean all expenses, including attorney fees, judgments, fines and amounts paid in settlement of a Proceeding. “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

8.2. Rights of Indemnification. The corporation shall indemnify any Corporate Official against any and all Expenses actually and reasonably incurred by him in connection with any Proceeding in which such Corporation Official was or is a party or is threatened to be made a party by reason of the fact that he is or was a Corporate Official, if much Corporate Official acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the Corporate Official did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

8.3. Limitation if Proceeding Brought by Corporation. Notwithstanding the foregoing, no indemnification shall be made in connection with a Proceeding by or in the right of the corporation to procure a judgment in its favor in respect of any claim, issue or matter as to which the Corporate Official has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which such Proceeding was brought determines, upon application, that, despite the adjudication of liability, but in view of all circumstances of the case, such Corporate Official is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

8.4. Indemnification if Successful Defense. To the extent that a Corporate Official has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

8.5. Determination That Indemnification Proper. Any indemnification under Sections 8.2 and 8.3 hereof shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Official is proper in the circumstances because has met the applicable standard of conduct set forth in Sections 8.2 and 8.3 hereof. Such determination shall be made by the board of directors by a majority of a quorum consisting of directors who are not parties to the Proceeding or, if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel, in a written opinion, or by the shareholders.

8.6. Advancement of Expenses. Expenses incurred in defending a Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding upon a determination that indemnification is proper as authorized in Section 8.5 hereof, upon receipt of an undertaking by or on behalf of the Corporate Official to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation under this Article VIII.

8.7. Rights Not Exclusive. The indemnification provided under this Article VIII shall not be deemed exclusive of any other rights to which a Corporate Official may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding office as a Corporate Official.

8.8. Rights Continue After Cease to be Corporate Official. The indemnification provided in this Article VIII shall continue as to a person who has ceased to be a Corporate Official and shall inure to the benefit of heirs, executors and administrators of such a person.

8.9. Authority to Insure. The corporation pay purchase and maintain insurance on behalf of any person who is or was a Corporate Official against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

IX. OTHER PROVISIONS

9.1. Transactions with Directors and Related Entities. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorities, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

Dennett L. Hutchinson

STATE OF COLORADO	)
CITY AND	) ss.
COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me this 22nd day of July, 1981 by Dennett L. Hutchinson.

Witness my hand and official seal.

My commission expires 4 October 1982.

Notary Public

55 Form DFI (Rev 1/86)	MAIL TO: COLORADO SECRETARY OF STATE CORPORATIONS OFFICE 1560 Broadway, Suite 200 Denver, Colorado 80202

(303) 866-2361
SUBMIT ONE Filling Fee $5.00	STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH,

This document must be type written.

Pursuant to the provisions of the Colorado Corporation Code, the Colorado Nonprofit Corporation Act and the Colorado Uniform Limited Partnership Act of 1981, the undersigned corporation or limited partnership organized under the laws of         Colorado         submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

First: The name of the corporation or limited partnership is:

Sand Creek Cattle Company

Second: the address of its REGISTERED OFFICE is	8822 S. Ridgeline Blvd.
Highlands Ranch, CO 80126

Third: The name of its REGISTERED AGENT is
Joseph B. Blake

Fourth: The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

Fifth: The address of its place of business in Colorado is        8822 S. Ridgeline Blvd. Highlands Ranch, CO 80126     (Note 1)

By:	(Note 2)

Its	X	president
Its		authorized agent
Its		registered agent (Note 3)
Its		general partner

STATE OF	COLORADO

COUNTY OF	Douglas

Subscribed and sworn to before me this             day of                                         , 19

My commission expires                             .

Notary Public (Note 4)

Address

Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
MUST BE TYPED	Fax (303) 894-2242
FILING FEE: $10.00
MUST SUBMIT TWO COPIES

Please include a typed self addressed envelope	STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH

DP871444071

Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

Colorado

submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

FIRST:	The name of the corporation, limited partnership or limited liability company is:

SAND CREEK CATTLE COMPANY NC&S

SECOND:	Street address of current REGISTERED OFFICE is:	8822 South Ridgeline Boulevard
Highlands Ranch, CO 80126

and if changed, the new street address is:	Same as above

THIRD:	The name of its current REGISTERED AGENT is:	Joseph B. Blake

and if changed, the new registered agent is:	James B. Borgel

Signature of Registered Agent

Principal place of business	8822 South Ridgeline Boulevard, Highlands ranch, CO 8012

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

SAND CREEK CATTLE COMPANY
Name of Entity

By
James B. Borgel
Its	Assistant Secretary
Title

Mail to: Secretary of State
Corporation Section
1560 Broadway, Suite 200
Must be typed	Denver, Co 80202
FILING FEE: $5.00	(303) 894-2251
MUST SUBMIT TWO COPIES	Fax (303) 894-2242
DPC 19871444071
Please include a typed self-addressed envelope	STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

submits the following statement for the purpose of changing its office or its registered agent, or both in the state of Colorado:

FIRST:	The name of the corporation, limited partnership or limited liability company is:

Sand Creek Cattle Company NCGS

SECOND:	Street address of the current registered office is:

8822 South Ridgeline Boulevard, Highlands Ranch, CO 80126
(Include City, State, Zip)

and if changed, the NEW STREET ADDRESS is:

300 West Plaza Drive, Suite 300, Highlands Ranch. CO 80126
(Include City, State, Zip)

THIRD:	The name of its current registered agent is:

and if changed, the NEW REGISTERED AGENT is:

Signature of NEW REGISTERED AGENT:

The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

FOURTH:	If changing the principal place of business address ONLY, the new address is:

Signature
Jeffrey H. Donelson
Title	Assistant Secretary

Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242
MUST BE TYPED FILING FEE: $5.00 MUST SUBMIT TWO COPIES
Please include a typed self addressed envelope	DPC 1987 1444071 STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

Colorado

submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

FIRST:	The name of the corporation, limited partnership or limited liability company is:

Sand Creek Cattle Company

SECOND:	Street address of current REGISTERED OFFICE is:	300 West Plaza Drive, Suite 100

Highlands Ranch, Co 80126

(Include City, State, Zip)

and if changed, the new street address is:	9135 S. Ridgeline Blvd.
Highlands Ranch, CO. 80129	(Include City, State, Zip)

THIRD:	The name of its current REGISTERED AGENT is:	Bert Selva

and if changed, the new registered agent is:	Jeffrey H. Donelson

Signature of New Registered Agent	See below

Principal place of business	9135 S. Ridgeline Blvd. Highlands Ranch, CO. 80129
(City, State, Zip)

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

FOURTH:	If changing the principal place of business address ONLY, the new address is

Signature

Title	Agent